UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2013 and April 4, 2013, Grandparents.com, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with two accredited investors (the “Investors”) pursuant to which the Company sold, in private transactions, an aggregate of 800,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 200,000 shares of the Company’s common stock for aggregate gross proceeds to the Company of $200,000. The Warrants are exercisable for a period of five years at an exercise price of $0.25 per share, subject to customary adjustments. The Investors are also entitled to certain “piggyback registration” rights with respect to the Shares and the shares issuable upon exercise of the Warrant. The Purchase Agreements also contain customary representations and warranties of the Company and Investors and other customary provisions.

The foregoing descriptions of the Purchase Agreements and Warrants do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement and form of Warrant to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated herein by reference.

Item 3.02	Other Information.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreements, Shares and Warrants are incorporated herein by reference in response to this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer